EXHIBIT 99.1
                                                                    ------------

                       Gulfshore Midstream Pipelines, Ltd.

                                December 31, 2006

                                Table of Contents
                                -----------------



                                                                         Page(s)

Independent Auditors' Report..................................................1

Balance Sheets................................................................2

Statements of Operations......................................................3

Statements of Changes in Partners' Capital....................................4

Statements of Cash Flows......................................................5

Notes to Financial Statements...............................................6-8

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                                                                    EXHIBIT 99.1
                                                                    ------------


                          Independent Auditors' Report



To the Partners of
  Gulfshore Midstream Pipelines, Ltd.

We have audited the balance sheets of Gulfshore Midstream Pipelines, Ltd. (the "Partnership") as of December 31, 2006 and 2005, and the related statements of operations, changes in partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gulfshore Midstream Pipelines, Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.


/s/  Pannell Kerr Forster of Texas, P.C.
----------------------------------------
     Pannell Kerr Forster of Texas, P.C.

November 13, 2007

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                                   Gulfshore Midstream Pipelines, Ltd.

                                              Balance Sheets



                                                 Assets

                                                                                     December 31,
                                                                                -----------------------
                                                                                   2006         2005
                                                                                ----------   ----------

Current assets
   Cash and cash equivalents                                                    $   39,746   $   80,191
   Accounts receivable                                                             272,149       96,407
   Prepaid expenses                                                                 63,085       60,085
                                                                                ----------   ----------

      Total current assets                                                         374,980      236,683
                                                                                ----------   ----------

Pipeline, net of accumulated depreciation of $1,038,674 and $840,274 for 2006
   and 2005, respectively                                                        1,937,294    2,135,694
                                                                                ----------   ----------

Total assets                                                                    $2,312,274   $2,372,377
                                                                                ----------   ----------

                        Liabilities and Partners' Capital

Current liabilities
   Accounts payable and accrued liabilities                                     $   36,820   $  147,481
                                                                                ----------   ----------

Commitments and contingencies                                                         --           --

Partners' capital                                                                2,275,454    2,224,896
                                                                                ----------   ----------

Total liabilities and partners' capital                                         $2,312,274   $2,372,377
                                                                                ----------   ----------


See accompanying notes to financial statements.

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                       Gulfshore Midstream Pipelines, Ltd.

                            Statements of Operations



                                                      Year Ended December 31,
                                                    ---------------------------
                                                       2006            2005
                                                    -----------     -----------

Sales                                               $ 1,764,937     $ 1,698,084

Operating expenses
   Pipeline operating costs                             483,081         716,450
   Selling, general and administrative                  969,095         852,043
   Abandonment of pipeline                                 --           172,434
                                                    -----------     -----------

         Total operating expenses                     1,452,176       1,740,927
                                                    -----------     -----------

Operating income (loss)                                 312,761         (42,843)
                                                    -----------     -----------

Other income (expense)
   Interest income                                        3,105           1,170
   Other income                                            --            27,266
                                                    -----------     -----------

         Total other income                               3,105          28,436
                                                    -----------     -----------

Net income (loss)                                   $   315,866     $   (14,407)
                                                    -----------     -----------


See accompanying notes to financial statements.

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                       Gulfshore Midstream Pipelines, Ltd.

                   Statements of Changes in Partners' Capital

                 For the Years Ended December 31, 2006 and 2005



                                               General        Limited
                                               Partner        Partners        Total
                                             -----------    -----------    -----------
Partners' capital at December 31, 2004       $    56,760    $ 2,781,049    $ 2,837,809

Distributions to partners                        (54,506)      (544,000)      (598,506)

Net loss                                            (288)       (14,119)       (14,407)
                                             -----------    -----------    -----------

Partners' capital at December 31, 2005             1,966      2,222,930      2,224,896

Distributions to partners                         (5,308)      (260,000)      (265,308)

Net income                                         6,317        309,549        315,866
                                             -----------    -----------    -----------

Partners' capital at December 31, 2006       $     2,975    $ 2,272,479    $ 2,275,454
                                             -----------    -----------    -----------


See accompanying notes to financial statements.

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                              Gulfshore Midstream Pipelines, Ltd.

                                   Statements of Cash Flows



                                                                       Year Ended December 31,
                                                                       ----------------------
                                                                         2006         2005
                                                                       ---------    ---------

Cash flows from operating activities:
  Net income (loss)                                                    $ 315,866    $ (14,407)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities
     Depreciation                                                        198,400      208,086
     Abandonment of pipeline                                                --        172,434
     Changes in operating assets and liabilities
        Accounts receivable                                             (175,742)     140,313
        Prepaid expenses                                                  (3,000)       1,000
        Accounts payable and accrued liabilities                        (110,661)     147,481
                                                                       ---------    ---------

         Net cash provided by operating activities                       224,863      654,907
                                                                       ---------    ---------

Cash flows from financing activities:
     Distributions to partners                                          (265,308)    (598,506)
                                                                       ---------    ---------

         Net cash used in financing activities                          (265,308)    (598,506)
                                                                       ---------    ---------

Net increase (decrease) in cash and cash equivalents                     (40,445)      56,401

Cash and cash equivalents at beginning of year                            80,191       23,790
                                                                       ---------    ---------

Cash and cash equivalents at end of year                               $  39,746    $  80,191
                                                                       ---------    ---------


See accompanying notes to financial statements.

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                       Gulfshore Midstream Pipelines, Ltd.

                          Notes to Financial Statements

                                December 31, 2006


Note 1   -    Organization and Description of Business

              Gulfshore Midstream Pipelines, Ltd. (the "Partnership") owns and operates natural gas gathering pipelines, primarily in Texas and federal waters of the Gulf of Mexico. The Partnership was formed in June 2001. During October 2001, the Partnership acquired its initial package of pipeline assets. These pipeline assets range from 6" to 16" in diameter and provide the Partnership with the capability to gather and transport natural gas to various markets under fee-based contracts. At December 31, 2006, the Partnership is comprised of a General Partner with a 2% ownership interest and two Limited Partners who each have a 49% ownership interest.

Note 2   -    Significant Accounting Policies

              Revenue recognition
              -------------------

              Transportation revenues are generated under contracts which have a stated fee per unit of throughput volume (Mcf, MMBtu, or Bbl) gathered or transported. Revenue from the gathering of natural gas is recognized at the receipt point.

              Cash and cash equivalents
              -------------------------

              The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

              Financial instruments and credit risk
              -------------------------------------

              Financial instruments which potentially subject the Partnership to credit risk include cash and accounts receivable. The Partnership maintains its cash accounts in federally insured domestic institutions. From time to time the balance may exceed insured limits. The terms of these deposits are on demand to minimize risk. The Partnership has not incurred losses related to these deposits. Trade accounts receivable consist of uncollateralized receivables from customers in the natural gas industry.

              Pipelines
              ---------

              Pipelines are stated at cost, net of accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful life of 15 years.

              Expenditures for maintenance and repairs are charged to expense as incurred. When pipeline is sold or retired, the cost and related accumulated depreciation is removed from the accounts and any gain or loss is reflected in operations.

              Impairment of long-lived assets
              -------------------------------

              In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," long-lived assets to be held or used by the Partnership are reviewed annually to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

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                       Gulfshore Midstream Pipelines, Ltd.

                          Notes to Financial Statements

                                December 31, 2006



Note 2   -    Significant Accounting Policies (Continued)

              Impairment of long-lived assets (Continued)
              -------------------------------------------

              For long-lived assets to be held and used, the Partnership bases its evaluation on impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Partnership determines whether impairment has occurred through the use of an undiscounted cash flows analysis of the asset at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Partnership recognizes a loss for the difference between the carrying amount and the fair value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, is based on an estimate of discounted cash flows. As of December 31, 2006, management believes all long-lived assets are fully realizable, thus no impairment is required.

              During the year ended December 31, 2005, the Partnership elected to abandon a segment of pipeline. Accordingly, a loss of $172,434 was recorded during 2005.

              Income taxes
              ------------

              The Partnership is taxed under the provisions of Subchapter K of the Internal Revenue Code. Under those provisions, the Partnership does not pay Federal income tax on its taxable income. Instead, the partners are liable for Federal income tax on their respective shares of the Partnership's taxable income reported on their Federal income tax returns.

              Use of estimates in financial statements
              ----------------------------------------

              The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 3   -    Operating Leases

              The Partnership leases office space under a month-to-month operating lease, as such, there are no future minimum lease payments.

              The Partnership's expenses relating to this operating lease were $6,894 and $6,364 for the years ended December 31, 2006 and 2005, respectively.

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                       Gulfshore Midstream Pipelines, Ltd.

                          Notes to Financial Statements

                                December 31, 2006


Note 4 -   Related Party Transactions

              Defined benefit plan
              --------------------

              The limited partners participate in a defined benefit pension plan that is administered by a third party and is held in the name of the general partner. On a quarterly basis, the limited partners are billed for the required contribution amount, based on the actuarial report received from the administrator for the plan year, which runs January through December of each year.

              The current year required contributions were $213,939 and $204,356 for the years ending December 31, 2006 and 2005, respectively. The owners of the limited partnerships vest over a period of six years, beginning in October 2001, at a rate of 20% per year beginning with commencement of the second year of service.

              Management agreement
              --------------------

              The Partnership has a management agreement with its general partner. The agreement operates on a month-to-month basis until terminated by either party. The management fees paid during 2006 and 2005 were $339,000 and $321,000, respectively.

Note 5  -     Major Customers

              During the year ended December 31, 2005, four customers accounted for approximately 68% (28%, 14%, 13%, and 13%, respectively) of the Partnership's sales. Amounts due from these four customers at December 31, 2005 totaled $75,352, or 78% of accounts receivable.

              During the year ended December 31, 2006, four customers accounted for approximately 71% (28%, 18%, 15%, and 10%, respectively) of the Partnership's sales. Amounts due from these four customers at December 31, 2006 totaled $148,715, or 55% of accounts receivable.

Note 7   -    Subsequent Events

              Effective September 6, 2007, Gulfshore Midstream Pipelines, L.P. completed the sale of 100% of its pipeline assets to Gateway Offshore Pipeline Company, a wholly-owned subsidiary of Gateway Energy Corporation ("Gateway"), a publicly traded corporation. Gateway acquired the assets for consideration consisting of $3.13 million in cash, 1,550,000 shares of Gateway common stock and the assumption of certain liabilities related to the pipeline assets acquired.

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